                                                                      Exhibit 11
                 Statement re Computation of Per Share Earnings

Primary earnings per share were calculated as follows:

                                                                     Three Months Ended
                                                                        December 31,
                                                            ------------------------------------
                                                            1994                          1993
                                                            ----                          ----
                                                                      In Thousands
                                                                 Except per share amounts
 Net income                                                  $7,095                       $6,219
                                                             ======                       ======
 Average shares of common stock outstanding                  11,437                       11,404
 Add:  Net shares assumed to be issued for
       dilutive stock options                                   302                          429
                                                             ------                       ------
 Average shares of common stock and
 common stock equivalents outstanding                        11,739                       11,833
                                                             ======                       ======
 Earnings per share of common stock and
 common stock equivalents                                     $0.60                        $0.53
                                                             ======                       ======


Fully diluted earnings per share were calculated as follows:

                                                                     Three Months Ended
                                                                         December 31,
                                                            ------------------------------------
                                                            1994                          1993
                                                            ----                          ----
                                                                      In Thousands
                                                                Except per share amounts
 Net income                                                  $7,095                       $6,219
                                                             ======                       ======
 Average shares of common stock outstanding                  11,437                       11,404
 Add:  Net shares assumed to be issued for
       dilutive stock options                                   305                          431
                                                             ------                       ------
 Average shares of common stock and
     common stock equivalents outstanding
     assuming full dilution                                  11,742                       11,835
                                                             ======                       ======
 Earnings per share of common stock and
     common stock equivalents assuming full
     dilution                                                 $0.60                        $0.53
                                                             ======                       ======